Exhibit 10.3

SECOND AMENDMENT TO THE

SECURITIES PURCHASE AND MERGER AGREEMENT

Reference is made to the Securities Purchase and Merger Agreement, dated as of September 6, 2013, as amended by the First Amendment to the Securities Purchase and Merger Agreement, dated as of September 20, 2013 (as amended, the “SPMA”), by and among American Tower Investments LLC, a company organized under the laws of California (“Buyer”), LMIF Pylon Guernsey Limited, a company organized under the laws of Guernsey, Channel Islands (“LMIF Pylon”), Macquarie Specialised Asset Management Limited, solely in its capacity as responsible entity of Macquarie Global Infrastructure Fund IIIA, a trust (“GIF IIIA”), Macquarie Specialised Asset Management 2 Limited, solely in its capacity as responsible entity of Macquarie Global Infrastructure Fund IIIB, a trust (“GIF IIIB”), Macquarie Infrastructure Partners II U.S., L.P., a limited partnership organized under the laws of Delaware (“MIP II”), Macquarie Infrastructure Partners II International, L.P., a limited partnership organized under the laws of Delaware (“MIP II International”), Macquarie Infrastructure Partners Canada, L.P., a limited partnership organized under the laws of Ontario, Canada (“MIP I Canada”), Macquarie Infrastructure Partners A, L.P., a company organized under the laws of Delaware (“MIP I”), Macquarie Infrastructure Partners International, L.P., a limited partnership organized under the laws of Delaware (“MIP I International”), Stichting Depositary PGGM Infrastructure Funds (the “Depositary”), acting in its own name but in its capacity as depositary of and for the account of PGGM Infrastructure Fund 2012, a fund for joint account (Fonds voor Gemene Rekening) organized under the laws of the Netherlands, herein represented by PGGM Vermogensbeheer B.V. (“PGGM”, and together with LMIF Pylon, GIF IIIA, GIF IIIB, MIP II, MIP II International, MIP I Canada, MIP I and MIP I International, the “Sellers”), Macquarie GTP Investments LLC, a limited liability company organized under the laws of Delaware (“Macquarie GTPI”), GTP Investments LLC, a limited liability company organized under the laws of Delaware (the “Company”), Macquarie Infrastructure Partners Inc., a Delaware corporation (“MIP Inc.”), Macquarie Towers I LLC, a limited liability company organized under the laws of Delaware (“U.S. Partnership I”), Macquarie Towers II LLC, a limited liability company organized under the laws of Delaware (“U.S. Partnership II”), and the other parties thereto. Capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the SPMA.

WHEREAS, on September 6, 2013, the SPMA was signed, and on September 20, 2013 the First Amendment to the Securities Purchase and Merger Agreement was signed;

WHEREAS, subject to the terms and conditions set forth in this Second Amendment to the SPMA (this “Amendment”), the Parties hereto desire to further amend the SPMA to further document the procedures and payment mechanics relating to the U.S. Partnership Contributions and to reflect the addition of a third U.S. Partnership.

NOW, THEREFORE, by this Amendment, dated as of September 26, 2013, the undersigned, pursuant to Section 10.2 of the SPMA, do hereby agree as follows:

1. Securities Purchase and Merger.

(a) Section 2.1 of the SPMA is hereby replaced in its entirety with the following:

2.1. Securities Purchase.

(a) On the Closing Date and immediately prior to the Effective Time, upon the terms and subject to the conditions set forth in this Agreement:

(i) the Sellers shall cause U.S. Partnership I to, and U.S. Partnership I shall, sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from U.S. Partnership I, all of U.S. Partnership I’s right, title and interest in and to the Transferred MIPT Interests held by it, in consideration of which Buyer shall deposit with the Paying Agent and the Escrow Agent an aggregate amount equal to (x) the Base Securities Purchase Price (subject to adjustment pursuant to Section 2.7) multiplied by (y) U.S. Partnership I’s direct ownership percentage in MIPT set forth in Appendix B, for application in accordance with the terms and conditions of this Article 2;

(ii) the MIPC Sellers shall cause U.S. Partnership II to, and U.S. Partnership II shall, sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from U.S. Partnership II, all of U.S. Partnership II’s right, title and interest in and to the Transferred MIPC Interests, in consideration of which Buyer shall deposit with the Paying Agent and the Escrow Agent an aggregate amount equal to the MIPC Base Securities Purchase Price (subject to adjustment pursuant to Section 2.7), for application in accordance with the terms and conditions of this Article 2;

(iii) MIP II and PGGM shall cause U.S. Partnership III to, and U.S. Partnership III shall, sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from U.S. Partnership III, all of U.S. Partnership III’s right, title and interest in and to the PGGM Blocker Interests, in consideration of which Buyer shall deposit with the Paying Agent and the Escrow Agent an aggregate amount equal to the PGGM Blocker Base Securities Purchase Price (subject to adjustment pursuant to Section 2.7), for application in accordance with the terms and conditions of this Article 2; and

(iv) MIP II and PGGM shall cause U.S. Partnership III to, and U.S. Partnership III shall, sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from U.S. Partnership III, all of U.S. Partnership III’s right, title and interest in and to the Transferred MIPT Interests held by it, in consideration of which Buyer shall deposit with the Paying Agent and the Escrow Agent an aggregate amount equal to (x) the Base Securities Purchase Price (subject to adjustment pursuant to Section 2.7) multiplied by (y) U.S. Partnership III’s direct ownership percentage in MIPT set forth in Appendix B, for application in accordance with the terms and conditions of this Article 2.

A sample calculation of the consideration to be paid pursuant to this Section 2.1(a) is provided for illustrative purposes in Appendix E.

(b) The Sellers and the Management Holders may update Appendix B, after the date hereof but no later than five (5) Business Days prior to the Closing Date, by written notice from the Sellers’ Representative to Buyer. For the avoidance of doubt, in no event shall any such update result in an increase in the Base Purchase Price.

(c) No later than two (2) Business Days prior to the Closing Date, the Sellers and the Management Holders shall provide final instructions to the Paying Agent (with a copy to Buyer) on the allocation of the Base Purchase Price among U.S. Partnership I, U.S. Partnership II, U.S. Partnership III and the Management Holders which allocation shall be final and binding on the parties for all purposes, including Section 2.6(a). For the avoidance of doubt, in no event shall any such update result in an increase in the Base Purchase Price. The Sellers, the U.S. Partnerships and the Management Holders agree and acknowledge that the delivery of the Base Purchase Price to the Paying Agent pursuant to Section 2.2(b)(i) and the Escrow Agent pursuant to Section 2.2(b)(vii) shall satisfy Buyer’s obligations under Sections 2.1 and 2.2 in respect to the payment of the Base Purchase Price.

(b) Section 2.2 of the SPMA is hereby replaced in its entirety with the following:

2.2. Deliverables at Closing.

(a) At the Closing, the U.S. Partnerships and Sellers shall deliver, or cause to be delivered, to Buyer the following:

(i) a counterpart, executed by U.S. Partnership I, U.S. Partnership II and U.S. Partnership III, of one or more assignment and assumption agreements evidencing the assignment and transfer to Buyer of all of the Transferred Interests to be acquired hereunder substantially in the form of Exhibit B (the “Purchased Interests Assignment Agreement”);

(ii) (A) from each of U.S. Partnership I, U.S. Partnership II and U.S. Partnership III, a statement in compliance with Treasury Regulations Sections 1.1445-2(b)(2); (B) from each Seller and from each Management Holder, to the extent such Person is legally able to do so, a statement in compliance with Treasury Regulations Sections 1.1445-2(b)(2) (adjusted to account for the fact that such Person is not a transferor at Closing); (C) a statement from each of PGGM Blocker and MIPT, in compliance with Treasury Regulations Sections 1.1445-2(c)(3)(i) and 1.897-2(h), certifying that the interests in such Holding Company are not United States real property interests along with evidence from such Holding Company demonstrating compliance with the requirement to notify the Internal Revenue Service pursuant to Treasury Regulation Section 1.897-2(h)(2);

(iii) resignations of the members set forth in Appendix D of the Board of Managers, Board of Directors or similar entity of each of the Company, Macquarie GTPI and each of the Holding Companies, which directors and managers, as applicable, shall be released from any liabilities to the subject entities for actions taken in such capacity;

(iv) a counterpart, executed by the Sellers’ Representative, of the Escrow Agreement (which shall also be delivered to the Escrow Agent);

(v) the certificates and evidence contemplated by Section 7.2(b); and

(vi) applicable debt payoff letters and releases of Liens in respect of the debt to be paid at Closing.

(b) At the Closing, Buyer shall:

(i) deposit with the Paying Agent for distribution to U.S. Partnership I, U.S. Partnership II, U.S. Partnership III and each Management Holder by wire transfer of immediately available U.S. dollar-denominated funds, the Base Purchase Price (subject to adjustment pursuant to Section 2.7), minus the Escrow Amount;

(ii) pay to Toronto Dominion (Texas) LLC, as administrative agent under the TD Facility, by wire transfer of immediately available U.S. dollar-denominated funds, the amount set forth in the Debt Payoff Amount, to the account or accounts designated in writing by the Sellers’ Representative not less than two (2) Business Days prior to the Closing Date;

(iii) pay to the Persons owed any Seller Transaction Expenses their respective portion of the Seller Transaction Expenses, to the account or accounts designated by the Sellers’ Representative not less than two (2) Business Days prior to the Closing Date;

(iv) deliver to the Sellers’ Representative a counterpart, executed by the Buyer, of one or more Purchased Interest Assignment Agreements;

(v) deliver to the Sellers’ Representative and the Escrow Agent a counterpart, executed by the Buyer, of the Escrow Agreement;

(vi) deliver to the Sellers’ Representative the certificate contemplated by Section 7.3(b); and

(vii) deposit with the Escrow Agent, by wire transfer of immediately available U.S. dollar-denominated funds, the Escrow Amount, to the Escrow Account established pursuant to (and the Escrow Amount shall be held by the Escrow Agent in accordance with the terms of) the Escrow Agreement.

2. Representations and Warranties.

(a) The title and introductory paragraph of Article 3 of the SPMA is hereby replaced in its entirety with the following:

ARTICLE 3

REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLERS, MACQUARIE GTPI, THE HOLDING COMPANIES AND THE U.S. PARTNERSHIPS

Each of (i) the Sellers (other than PGGM, the MIPC Sellers and MIP II) with respect to itself, Macquarie GTPI, U.S. Partnership I (but in the case of Section 3.4(f), only with respect to the Transferred Interests owned by such Seller on the date hereof) and, in the case of representations regarding the Holding Companies, solely with respect to MIPT, (ii) the MIPC Sellers, with respect to itself, Macquarie GTPI, and U.S. Partnership I and U.S. Partnership II (but in the case of Section 3.4(f), only with respect to the Transferred Interests owned by such MIPC Seller on the date hereof) and, in the case of representations regarding the Holding Companies, solely with respect to MIPT and MIPC, (iii) PGGM, with respect to itself, and U.S. Partnership I and U.S. Partnership III (but in the case of Section 3.4(f), only with respect to the Transferred Interests owned by PGGM on the date hereof) and, in the case of representations regarding the Holding Companies, solely with respect to PGGM Blocker, and (iv) MIP II, with respect to itself, and U.S. Partnership I and U.S. Partnership III (but in the case of Section 3.4(f), only with respect to the Transferred Interests owned by MIP II on the date hereof) and, in the case of representations regarding the Holding Companies, solely with respect to MIPT, hereby represents and warrants to Buyer as follows, subject to Section 10.6:

(b) Section 4.11(f) of the SPMA is hereby amended in its entirety to read as follows:

(f) Except as set forth on section 4.11(f) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (alone or together with any other event) will (i) result in payments or benefits to any present or former employee or independent contractor of the Company or any of its Subsidiaries of any money or other property, (ii) accelerate the time of payment or vesting or funding, or increase the amount, of compensation or benefit due to any present or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries, (iii) otherwise give rise to any material liability under any Employee Plan, (iv) limit or restrict the right of the Company to amend, terminate or transfer the assets of any Employee Plan on or following the Closing Date or (v) result in any payment or benefit that would constitute an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code). None of the Holding Companies or Macquarie GTPI have or have had any employees.

3. Covenants.

(g) Section 6.9 of the SPMA is hereby replaced in its entirety with the following:

6.9. The U.S. Partnership Contributions.

(a) On or before September 20, 2013, each of the Sellers have contributed all of the Transferred MIPT Interests owned by such Seller to U.S. Partnership I, and PGGM has contributed all of the PGGM Blocker Interests to U.S. Partnership I (such contributions, the “U.S. Partnership I Contribution”).

(b) On or before September 20, 2013, each of the MIPC Sellers have contributed all of the Transferred MIPC Interests owned by such MIPC Seller to U.S. Partnership II (such contributions, the “U.S. Partnership II Contribution”).

(c) On or before September 26, 2013, U.S. Partnership I has contributed 12,001.99561130 Transferred MIPT Interests and all of the PGGM Blocker Interests to U.S. Partnership III, and distributed all of the membership interests of U.S. Partnership III held by it to MIP II and PGGM in partial redemption of their interests in U.S. Partnership I (such contributions and distributions, the “U.S. Partnership III Contribution,” and together with the U.S. Partnership I Contribution and the U.S. Partnership II Contribution, the “U.S. Partnership Contributions”).

4. Survival; Indemnification.

(a) Section 9.1(a) of the SPMA is hereby amended in its entirety to read as follows:

(a) The representations and warranties of the Sellers, the Company and Buyer contained in this Agreement will survive the Closing (i) with respect to the Fundamental Representations and Warranties (except with respect to the representations and warranties contained in Sections 3.8(a)-(g) and Section 4.11(f) (but only with respect to clause (v) and the last sentence thereof), which shall survive until sixty (60) days following the expiration of the applicable statute of limitations) and the representations and warranties contained in Sections 5.1 and 5.3, in each case which shall survive until thirty six (36) months from the Closing Date; and (ii) until twelve (12) months from the Closing Date in the case of all other representations and warranties (other than the representations and warranties contained in Sections 3.8(h)-(i) and Section 4.14, which shall survive until sixty (60) days following the expiration of the applicable statute of limitations); provided, however, that any representation, warranty that would otherwise terminate in accordance with clause (i) or (ii) will continue to survive if a notice of a claim shall have been given under this Article 9 on or prior to such the date on which it otherwise would terminate, until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Article 9. Except as otherwise expressly provided in this Agreement, for purposes of claims for indemnification under this Article 9, each covenant hereunder to be performed on or prior to the Closing Date shall survive until twelve (12) months from the Closing Date, and each covenant hereunder to be performed following the Closing shall survive in accordance with its terms until fully performed.

(b) Section 9.4(a) of the SPMA is hereby amended by replacing the penultimate sentence thereof in its entirety to read as follows:

Other than in respect of a breach of the Fundamental Representations and Warranties, the Escrow Amount remaining at any given time in the Escrow Account shall be the sole source of recovery with respect to any claims for indemnification by or on behalf of the Buyer Indemnified Parties pursuant to this Article 9.

5. Notice. New Section 10.4(h) of the SPMA is hereby added as follows:

(h) If to U.S. Partnership III, to MIP II and PGGM as set forth in clauses (c) and (f) above.

6. Definitions. The following definitions are added to Appendix A of the SPMA in the appropriate alphabetical order:

“U.S. Partnership III” shall mean Gondola Towers III LLC, a limited liability company organized under the laws of Delaware, which as of September 26, 2013 owns the Transferred MIPT Interests and the PGGM Blocker Interests as reflected on Appendix B as of such date.

“U.S. Partnership III Contribution” shall have the meaning given to it in Section 6.9(c).

“U.S. Partnership Contributions” shall have the meaning given to it in Section 6.9(c).

7. Definition Amendments. The following definitions set forth in Appendix A of the SPMA are hereby amended and restated in their entirety as follows:

“Fundamental Representations and Warranties” shall mean the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8(a)-(g), 4.1, 4.2, 4.11(f) (but only with respect to clause (v) and the last sentence thereof) and 4.21.

“U.S. Partnership I” shall mean Macquarie Towers I LLC, a limited liability company organized under the laws of Delaware, which as of September 26, 2013 owns the Transferred MIPT Interests as reflected on Appendix B as of such date.

“U.S. Partnerships” means, collectively, U.S. Partnership I, U.S. Partnership II and U.S. Partnership III.

8. Amendments to Appendix B. Appendix B of the SPMA is hereby updated in accordance with Section 2.1(b) of the SPMA with the appendices attached hereto.

9. Effect of Amendment. Each of the parties hereto expressly acknowledge and agree that, except as expressly provided in this Amendment, nothing in this Amendment is intended to, or does, in any manner amend, modify or waive any provision of the SPMA or otherwise limit, impair or restrict the ability of any party to the SPMA to protect and preserve all of its rights, remedies and interests thereunder.

10. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the Parties. To the extent permitted by law, in pleading or proving any provision of Amendment, it shall not be necessary to produce more than one set of such counterparts.

11. Headings. The headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment or the SPMA.

12. Governing Law. The provisions of Section 10.9 of the SPMA apply with the same effect and force to this Amendment.

13. Entire Agreement. This Amendment and the SPMA, as amended by this Amendment (together with the Exhibits and Appendices hereto and thereto) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and contemporaneous, arrangements, covenants, promises, conditions, undertakings, inducements, representations, warranties and negotiations, expressed or implied, oral or written, between all or any of the parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

BUYER:

AMERICAN TOWER INVESTMENTS LLC

By:	/s/ JAMES D. TAICLET
	Name:	James D. Taiclet
	Title:	President and Chief Executive Officer

BUYER GUARANTOR:

AMERICAN TOWERS LLC, solely in its capacity as Buyer Guarantor

By:	/s/ MICHAEL JOHN MCCORMACK
	Name:	Michael John McCormack
	Title:	Senior Vice President, Legal and Assistant Secretary

[Signature Page to Second Amendment]

SELLERS’ REPRESENTATIVE:

MACQUARIE INFRASTRUCTURE PARTNERS INC.

By:	/s/ CHRISTOPHER LESLIE
	Name:	Christopher Leslie
	Title:	President

By:	/s/ MICHAEL KERNAN
	Name:	Michael Kernan
	Title:	Assistant Secretary

U.S. PARTNERSHIPS:

MACQUARIE TOWERS I LLC

By:	/s/ CHRISTOPHER LESLIE
	Name:	Christopher Leslie
	Title:	President

By:	/s/ THOMAS YANAGI
	Name:	Thomas Yanagi
	Title:	Vice President

MACQUARIE TOWERS II LLC

By:	/s/ CHRISTOPHER LESLIE
	Name:	Christopher Leslie
	Title:	President

By:	/s/ THOMAS YANAGI
	Name:	Thomas Yanagi
	Title:	Vice President

GONDOLA TOWERS III LLC

By:	/s/ CHRISTOPHER LESLIE
	Name:	Christopher Leslie
	Title:	President

By:	/s/ THOMAS YANAGI
	Name:	Thomas Yanagi
	Title:	Vice President

[Signature Page to Second Amendment]